Exhibit 5.1
[KURZMAN EISENBERG CORBIN & LEVER, LLP LETTERHEAD]
ksteiner@kelaw.com
(914) 993-6054
May 28, 2025
Sachem Capital Corp.
568 East Main Street
Branford, Connecticut 06405
Re: Amendment No. 1 to Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Sachem Capital Corp., a New York corporation (the “Company”), in connection with the Amendment No. 1 to the Shelf Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 28, 2025.  Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus that is a part of the Registration Statement (the “Base Prospectus”) and as may be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”): (i) the Company’s common shares, $0.001 par value per share (the “Common Shares”); (ii) the Company’s preferred shares, $0.001 par value per share, in one or more series (the “Preferred Shares”); (iii) the Company’s debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Debt Securities”); (iv) guarantees of the Company’s debt securities (“Guaranties”); (v) warrants of the Company (the “Warrants”) to purchase Common Shares, Preferred Shares, Common Shares, Debt Securities or Units (hereinafter defined); and (vi) units of the Company consisting of two or more of the Securities (hereinafter defined) (the “Units”).  The Common Shares, Preferred Shares, Debt Securities, Guaranties, Warrants and Units are collectively referred to as the “Securities.”  The maximum aggregate public offering price of the Securities being registered is $250,000,000.  The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in a prospectus supplement to be filed in connection with the offer and sale of such Securities.  With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed and officers and representatives of the Company as we have deemed necessary or appropriate for this opinion. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Sachem Capital Corp.
May 28, 2025

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee thereof (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable New York corporate law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any necessary prospectus supplement with respect to the applicable Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement; (iv) any Debt Securities will be issued pursuant to an indenture for Debt Securities substantially in the form of such indenture filed as Exhibit 4.1 to the Registration Statement or any other indenture for Debt Securities filed in an amendment to the Registration Statement with a qualified trustee named therein; (v) the applicable indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent, for which the governing law shall be the laws of the State of New York; (vii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent, for which the governing law shall be the laws of the State of New York; (viii) any Guaranties will be issued pursuant to a supplemental indenture and/or other document evidencing the Guaranties and will have been executed and delivered by the Company and any other party thereto; (viii) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) the Securities will not be issued in violation of the ownership limit contained in the Company’s charter; (x) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (xi) the Company, at the time of the issuance of the Security, will be a New York corporation.
To the extent that the obligations of the Company with respect to the Securities may depend on such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants or under the unit agreement for any Units, namely, the trustee, the warrant agent, or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and that the other party under any supplemental indenture and/or other document evidencing any Guaranties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, or unit agreement, as applicable; that such indenture, warrant agreement, or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, or unit agreement, as applicable, with all applicable laws, rules and regulations; and

Sachem Capital Corp.
May 28, 2025

that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, or unit agreement, as applicable.
Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
(a) The Common Shares (including any Common Shares that are duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.
(b) The Preferred Shares (including any shares of Preferred Shares that are duly issued upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.
(c) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(d) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
(e) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and upon due execution and delivery of such Units and the underlying Common Shares, Preferred Shares, Debt Securities and/or Warrants that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), and/or warrant agreement (in the case of underlying Warrants), and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.
(f) The Guaranties will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Guaranties and applicable documents evidencing the Guaranties have been duly established in accordance applicable law, (ii) the board of directors of the Company or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guaranties and applicable documents evidencing the Guaranties and duly authorizing the issuance and delivery of the Guaranties and (iii) duly executed and delivered by the Company in accordance with the applicable documents evidencing the Guaranties and delivered to and paid for by the purchasers of the Guaranties in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

Sachem Capital Corp.
May 28, 2025

The opinions expressed in paragraphs (c), (d), (e) and (f) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
The foregoing opinions are limited to the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level) including the statutory provisions, all applicable provisions of the Constitutions of the State of New York and reported judicial provisions interpreting these laws, each as in effect on the date on which the Commission declares the Registration Statement effective (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinions expressed herein that we may become aware of after the Effective Date.  Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts, or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

KURZMAN EISENBERG CORBIN & LEVER, LLP

By:	/s/Katherine R. Steiner
Katherine R. Steiner, Partner